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                                                                     Exhibit 4.1

                        CRYSTAL SPRINGS OF SEATTLE, INC.,

                            AS SUBSIDIARY GUARANTOR,

                      CRYSTAL SPRINGS DRINKING WATER, INC.,

                            AS SUBSIDIARY GUARANTOR,

                                       AND

                             BANKERS TRUST COMPANY,

                                   AS TRUSTEE
                                 ---------------

                          FIRST SUPPLEMENTAL INDENTURE

                          DATED AS OF FEBRUARY 1, 1998

                                       TO

                                    INDENTURE

                          DATED AS OF NOVEMBER 19, 1997

                                  $100,000,000

                   11-1/2% SENIOR SUBORDINATED NOTES DUE 2007

                                       OF

                      SPARKLING SPRING WATER GROUP LIMITED
                                 ---------------
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                          FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, dated as of February 1, 1998, by and among Crystal Springs of Seattle, Inc., a corporation organized under the laws of the State of Delaware, with its principal executive offices located at One Landmark Square, Stamford, Connecticut 06901 ("Crystal Springs"), Crystal Springs Drinking Water, Inc., a corporation organized under the laws of the State of Washington, with its principal executive offices located at One Landmark Square, Stamford, Connecticut 06901 ("Crystal Springs Drinking Water"), and Bankers Trust Company, a New York Banking Corporation, as Trustee (the "Trustee"), under the Indenture, dated as of November 19, 1997, between Sparkling Spring Water Group Limited (the "Company"), the Subsidiary Guarantors named therein and the Trustee, pursuant to which the Subsidiary Guarantors guaranteed the 11 1/2% Senior Subordinated
Notes of the Company issued as provided therein (the "Indenture"), reference to which Indenture is hereby made, this indenture (the "First Supplemental Indenture") being supplemental thereto (capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Indenture):

         WHEREAS, pursuant to Section 4.19 of the Indenture, the Company and the Subsidiary Guarantors named therein covenanted, among other things, that in the event that the Company or any of its subsidiaries shall acquire another subsidiary, then such other subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such other subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture;

         WHEREAS, on December 16, 1997, Crystal Springs was formed as a wholly-owned subsidiary of the Company;

         WHEREAS, on December 17, 1997, Crystal Springs acquired all of the outstanding capital stock of Crystal Springs Drinking Water, a Washington corporation;

         WHEREAS, Crystal Springs and Crystal Springs Drinking Water now desire to supplement the Indenture and become Subsidiary Guarantors; and

         WHEREAS, the execution and delivery of this First Supplemental Indenture have been duly authorized by the Board of Directors of Crystal Springs and by the Board of Directors of Crystal Springs Drinking Water by appropriate resolutions.

                                    ARTICLE I
                              SUBSIDIARY GUARANTORS

         Section 1. Crystal Springs covenants and agrees that it shall be a Subsidiary Guarantor for all purposes of the Indenture to the same extent and as if it were a party to the Indenture, and covenants and agrees to be bound by all provisions of the Indenture. In furtherance thereof, Crystal Springs unconditionally and irrevocably guarantees, on a senior subordinated basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company or any other Subsidiary Guarantor under the Indenture or thereunder to the same extent as set forth in Section 12.01 of the Indenture. Crystal Springs covenants and agrees that each Note shall have an executed Guarantee endorsed thereon substantially in the form of Exhibit A hereto.

         Section 2. Crystal Springs Drinking Water covenants and agrees that it shall be a Subsidiary Guarantor for all purposes of the Indenture to the same extent and as if it were a party to the Indenture, and covenants and agrees to be bound by all provisions of the Indenture. In furtherance thereof, Crystal Springs Drinking Water unconditionally and irrevocably guarantees, on a senior subordinated basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company or any other Subsidiary Guarantor under the Indenture or


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thereunder to the same extent as set forth in Section 12.01 of the Indenture.
Crystal Springs Drinking Water covenants and agrees that each Note shall have an executed Guarantee endorsed thereon substantially in the form of Exhibit A hereto.

         Section 3. To further evidence the Guarantee set forth in Section 12.01 of the Indenture, Crystal Springs hereby agrees that a notation of such Guarantee, substantially in the form of Exhibit A hereto, shall be endorsed on each Note authenticated and delivered by the Trustee. Such Guarantee shall be executed on behalf of Crystal Springs by either manual or facsimile signature of two Officers of Crystal Springs, each of whom, in each case, shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of the Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

         Section 4. To further evidence the Guarantee set forth in Section 12.01 of the Indenture, Crystal Springs Drinking Water hereby agrees that a notation of such Guarantee, substantially in the form of Exhibit A hereto, shall be endorsed on each Note authenticated and delivered by the Trustee. Such Guarantee shall be executed on behalf of Crystal Springs Drinking Water by either manual or facsimile signature of two Officers of Crystal Springs Drinking Water, each of whom, in each case, shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of the Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

         Section 5. The terms and provisions contained in the Notes annexed to the Indenture as Exhibit A and the Guarantee annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this First Supplemental Indenture and, to the extent applicable, each of Crystal Springs and Crystal Springs Drinking Water, by their respective execution and delivery of this First Supplemental Indenture, expressly agrees to such terms and provisions and to be bound thereby.


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                                   ARTICLE II
                            MISCELLANEOUS PROVISIONS

         Section 1. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by Crystal Springs and Crystal Springs Drinking Water solely. In general, each and every term and condition contained in the Indenture shall apply to and form part of this First Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this First Supplemental Indenture.

         Section 2. Nothing in this First Supplemental Indenture, express or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm, corporation or other entity, other than the parties hereto, the parties to the Indenture and the Holders of the Notes outstanding under the Indenture, any right, remedy or claim under or by reason of this First Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this First Supplemental Indenture contained by and on behalf of Crystal Springs and Crystal Springs Drinking Water shall be for the sole and exclusive benefit of the parties hereto, the parties to the Indenture and the Holders of the Notes outstanding under the Indenture.

         Section 3. This First Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.


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         IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed, all as of the date first written above.

                                    CRYSTAL SPRINGS OF SEATTLE, INC.
                                    as Subsidiary Guarantor

                                    By: /s/ Stephen L. Larson
                                        ---------------------
                                        Stephen L. Larson
                                        President and Treasurer

                                    CRYSTAL SPRINGS DRINKING WATER, INC.
                                    as Subsidiary Guarantor

                                    By: /s/ Stephen L. Larson
                                        ---------------------
                                        Stephen L. Larson
                                        President and Treasurer

                                    BANKERS TRUST COMPANY
                                    as Trustee

                                    By: /s/ Jason Krasilovsky
                                        ---------------------
                                        Jason Krasilovsky
                                        Assistant Secretary


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                                                                       EXHIBIT A

                                FORM OF GUARANTY

         For value received, each of the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note (and including Additional Interest payable thereon) in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Twelve of the Indenture and this Guaranty. This Guaranty will become effective in accordance with Article Twelve of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guaranty shall not be affected by the fact that it is not affixed to any particular Note.

         Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of November 19, 1997, among SPARKLING SPRING WATER GROUP LIMITED, a Nova Scotia corporation, as issuer (the "Company"), each of the Subsidiary Guarantors named therein and Bankers Trust Company, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture, dated as of February 1, 1998, by and among each of the undersigned and the Trustee, and as it may be further amended or supplemented (the "Indenture").

         The obligations of each of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guaranty and the Indenture are expressly set forth in Article Twelve of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guaranty and all of the other provisions of the Indenture to which this Guaranty relates.

         THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. Each of the undersigned Subsidiary Guarantors hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guaranty.

         This Guaranty is subject to release upon the terms set forth in the Indenture.
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         IN WITNESS WHEREOF, each Subsidiary Guarantor has caused its Guaranty to be duly executed.

Date: February 1, 1998

                                             CRYSTAL SPRINGS OF
                                             SEATTLE, INC., as a Subsidiary
                                             Guarantor

                                             By: /s/ Stephen L. Larson
                                                 ---------------------
                                                 Name: Stephen L. Larson
                                                 Title: President and Treasurer

                                             CRYSTAL SPRINGS DRINKING
                                             WATER, INC., as a Subsidiary
                                             Guarantor

                                             By: /s/ Stephen L. Larson
                                                 ---------------------
                                                 Name: Stephen L. Larson
                                                 Title: President and Treasurer


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